UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2017

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2017, TRACON Pharmaceuticals, Inc. (the “Company”) entered into a second amendment to its amended and restated loan and security agreement with Silicon Valley Bank (“SVB”).  The amendment provides the Company with a new loan in the principal amount of $8,000,000 (the “new loan”), all of which was immediately borrowed by the Company and used to repay the Company’s existing loan with SVB.

The Company will be required to pay interest on the borrowings under the new loan at a fixed, per-annum rate of 8.55% on a monthly basis through December 31, 2017, which will be extended through June 30, 2018 in the event certain funding and clinical development conditions are met.  Thereafter, in addition to interest accrued during such period, the monthly payments will include an amount equal to the outstanding principal at December 31, 2017 or June 30, 2018, as applicable, divided by 30 months. At maturity (or earlier prepayment), the Company is also required to make a final payment equal to 4.0% of the original principal amount of the amounts borrowed.

The Company may elect to prepay all amounts owed under the new loan prior to the maturity date therefor, subject to a prepayment fee equal to 3.0% of the amount prepaid if the prepayment occurs prior to January 26, 2018, 2.0% of the amount prepaid if the prepayment occurs after January 25, 2018 but prior to January 25, 2019 and 1.0% of the amount prepaid if the prepayment occurs thereafter.

Except as described above, the new loan is subject to the same material terms set forth in the Company’s existing loan and security agreement with SVB.

In connection with the second amendment, the Company issued SVB a warrant to purchase 46,692 shares of its common stock at an exercise price of $5.14 per share (the “Lender Warrant”).  The Lender Warrant is fully exercisable and expires on January 25, 2024.

The foregoing is only a brief description of the second amendment and the Lender Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lender Warrant and the second amendment, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrant. The Lender Warrant and the shares of common stock issuable under the Lender Warrant, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant dated January 25, 2017, issued to Silicon Valley Bank.
10.1	Second Amendment to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated January 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: January 31, 2017	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated January 25, 2017, issued to Silicon Valley Bank.
10.1	Second Amendment to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated January 25, 2017.